[***]

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH "[***]". SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

PRIVATE SALE - SELLER AGREEMENT

PART 1

Agreement Date: 19 January 2023	**Agreement Number:** [***]	**Client Number:** [***]
Seller's Details Masterworks Gallery LLC as Agent for Masterworks Cayman, SPC, a Segregated Portfolio Company, on behalf of its 027 Segregated Portfolio		**Address:** 225 Liberty Street, 29th Floor New York, NY 10281

Object Number	***Description***	***Net Sale Price***
[***]	Pierre Soulages *Peinture* 181 x 91 cm, 7 avril 2007, 2007 Acrylic on canvas Signed and dated 'SOULAGES "Peinture 181 x 91 cm" 7 avril 2007' on the reverse 71.25 x 31.87 in.	USD [***]

Term: From the date of this Agreement up to and including 18 March 2023.

Net Sale Price [***] may sell the Property for a Purchase Price paid by the buyer which, after deduction of our commission and any applicable tax on our commission, results in a net sale price to you of no less than USD [***]. *(See Part 2, Net Sale Price)*	**[***] Commission** Our commission (exclusive of any applicable tax on our commission), shall be as follows: (a) If the Purchase Price of the Property is less than or equal to USD[***], our commission shall be [***] of the Purchase Price paid by the buyer. (b) If the Purchase Price of the Property exceeds USD[***], our commission shall be: (1) an initial amount equal to USD [***]; plus (2) [***] of the portion of the Purchase Price exceeding USD[***]. *(See Part 2, [***] Commission)*

Delivery of the Property

[***] will arrange delivery of the Property from its current location to our premises at [***] cost.

If the Property is unsold following expiry of the Term [***] will arrange for it to be collected and for it to be returned to you at [***] cost.

### Expenses ***Seller Expenses***	***[***] Expenses***
Any applicable customs duties and customs user fees on the Property. Any applicable repair, restoration and conservation costs fees as approved by you in writing, in advance. Any costs of such certificates or physically non-invasive tests or analyses that [***] considers necessary to verify the authenticity, attribution or quality of the Property as approved by you in writing, in advance.	Any applicable installation costs. Any applicable photography fees. Any applicable marketing fees.

Loss or Damage

[***] accepts liability for physical loss or damage to the Property on the terms set out in Part 2, *Loss or Damage to Property* for an aggregate amount up to but not exceeding the Net Sale Price.
(See Part 2, Loss or Damage to Property)

Payment: We will send you the Net Sale Proceeds five (5) business days after we have received full payment of the Purchase Price from the buyer in cleared funds.

Payment shall be subject to the following conditions precedent having been satisfied in advance:

(i) the Property has been delivered to [***] and is in [***] actual or constructive possession in a [***] sale location;
(ii) [***] specialists have physically inspected the Property and confirmed they are satisfied with its authenticity and that it is in excellent saleable condition consistent with the Net Sale Price;
(iii) [***] has carried out its standard due diligence checks on the Property;
(iv) you have provided [***] with such evidence as we may require as to the ownership and chain of title to, export and import history of the Property;
(v) the Property has not been withdrawn from sale for any reason;
(vi) the sale of the Property has not been cancelled or this Agreement terminated for any reason; and
(vii) you have provided [***] with such client identification documentation as we may request to satisfy our compliance obligations.

(together and/or separately the "**Conditions Precedent**").
(See Part 2, Payment of Sale Proceeds and Ownership)

[***] and Online Gallery Exhibition

Exhibition:

- You agree that the Property will be included in [***] exhibition at [***] celebrating the work of artist Pierre Soulages (the **"Exhibition"**). You agree that [***] may modify the dates and title at its sole discretion. [***] may also remove any Property from the Exhibition, postpone or cancel the Exhibition at any time in its sole discretion. All aspects of the Exhibition will be in [***] sole discretion.
- You agree that [***] will display the Property in the Exhibition with "price on request," unless otherwise agreed by you and us in writing.
- You agree that [***] may, in its discretion, take photographs of the Property and use such images to market or promote the sale of the Property on [***] website or through other third-party channels, and, subject to the rights of the artist or rightsholder, grant [***] all applicable and necessary intellectual property rights in order for [***] to market and promote the sale of the Property and the Exhibition and for archival purposes following the Exhibition.

[***] Online Gallery:

- You agree that the Property will also be included in [***] Online Private Sales Gallery ("Online Gallery") which is publicly accessible at [***] during the dates of the Exhibition.
- You agree that [***] will display the Property in the Online Gallery with "price on request."

PART 2

Thank you for consigning your Property to [***]. Parts 1 and 2 of this document (collectively, "**the Agreement**") set out the terms on which you, the seller referenced in Part 1 ("Masterworks", "**Seller", "you", "your**") appoint the [***] group companies to act as your exclusive agents in selling the Property described in Part 1 by private sale.

1. APPOINTMENT OF [***] AS AGENT

You appoint [***], and [***] together and/ or separately ("[***]", **"we", "us", "our**"), as your exclusive, worldwide agents during the Term referenced in Part 1 to offer and sell the Property by private sale. During the Term you: (i) will not withdraw our authority to sell the Property; (ii) will not take any steps to market or sell (in its entirety) the Property yourself, it being acknowledged that the work will however remain on your website, available to investors, and shall be referenced in your SEC filings up to the date that it is sold; and (ii) will refer any enquiries relating to the purchase of the Property to us. If the Property remains unsold at the end of the Term, the Property will be returned to you in accordance with Part 1, and our agency relationship will terminate, unless we both agree to extend the Term in writing.

2. THE PROPERTY

The Property is currently in your possession. When we request you to do so, you will immediately release the Property to our nominated art shipping agent.

Pending delivery of the Property you will provide us with a detailed condition report for the Property.

3. NET SALE PRICE

You authorise us to sell the Property for a purchase price ("**Purchase Price**") paid by the buyer which after deduction of our commission as set out in Part 1 and tax on our commission (if applicable) results in a net sale price equal to (or greater than) the amount set out in Part 1 ("**Net Sale Price**").

We will communicate to you any reasonable offer received by us for purchase of the Property that would result in payment to you of a lesser amount than the Net Sale Price, but will only accept such lesser offer on your behalf if you instruct us to do so in writing.

Please note that any Sale Expenses approved and payable by you (as indicated in Part 1) will be deducted from the Net Sale Price before we remit the final net sale proceeds to you ("**Net Sale Proceeds**"). Masterworks reserves the right to request the full amount of any purchase price plus any commissions.

4. [***] COMMISSION

If we sell the Property under the terms of this Agreement, we will charge a commission for our services. The amount of the commission we charge will be dependent on the Purchase Price we are able to negotiate on your behalf with the buyer; provided, however, that the amount of our commission exclusive of any tax (if applicable), will not exceed the amount set out in Part 1, and will not result in an amount payable to you of less than the Net Sale Price, unless the parties agree otherwise in writing. Where we are required to tax our commission, any tax will be added to the capped amount and deducted from

Purchase Price paid to us by the buyer.

5. YOUR REPRESENTATIONS AND WARRANTIES

a) You represent and warrant to us and the buyer of record of the Property (and to no other party) that:

- **(i)** you are the owner of the Property or a joint owner acting with the permission of your co-owner(s) or are acting on behalf of the owner under a separate, duly-executed agreement;
- **(ii)** you have the right and authority to consign the Property to us for sale sell it in accordance with the terms of this Agreement and receive the proceeds of sale of the Property;
- **(iii)** you have the right to transfer the Property and good title to a buyer free and clear of all liens, charges, mortgages third party rights, encumbrances and claims of others;
- **(iv)** at any time during the Term you will not create or allow to be created any liens, charges, mortgages, third party rights or encumbrances over the Property;
- **(v)** you have provided us with all material information and documents in your possession concerning the condition, provenance and authenticity of the Property including details of any alterations, repairs or restoration;
- **(vi)** you have no reason to believe that the Property is inauthentic or not as described in Part 1;
- **(vii)** if the Property has been imported, to the best of your knowledge the Property has been lawfully and permanently exported and lawfully imported to its current location;
- **(viii)** you will pay any applicable taxes and duties that may be due from you in connection with the sale of the Property and any sale proceeds paid to you under this Agreement will not be used for any unlawful purpose; and
- **(ix)** any W-9 Form or W-8 Form previously submitted by you to us remains accurate as of the date of this Agreement. If it is not accurate, either as of the date of this Agreement or at any time after the date of this Agreement up to and until we have paid you in full any amounts owed to you under this Agreement, you will promptly: (a) notify us in writing of this; and (b) submit the applicable updated and completed form representing your status as a U.S. Person or non-U.S. person.

b) If you are acting as agent or representative for the owner of the Property, you make the above representations jointly and severally on your behalf and on behalf of the owner, and warrant that:

- **(i)** you will disclose to us the fact that you are acting as agent;
- **(ii)** the owner of the Property has authorised you to consign the Property on the terms of this Agreement and receive the Net Sale Proceeds on their behalf;
- **(iii)** you will inform the owner of the terms of this Agreement and all facts and matters relating to the sale of the Property and will provide them with a fully executed copy of this Agreement;
- **(iv)** you will not make any deductions from the sale proceeds without the prior consent of the owner; **(v)** you will disclose to the owner full details of any commission paid in connection with the sale of the Property by us to you or to any person or entity with whom you are connected;
- **(vi)** you have conducted appropriate customer due diligence on the owner(s) of the Property in accordance with any and all applicable anti-money laundering and sanctions laws, and will provide us with copies of this documentation and such other information and documentation to verify you and the owner(s) of the Property as we may require to comply with applicable anti money laundering and sanctions laws and regulations and confirming your authority to act on behalf of the owner(s) of the Property; and
- **(vii)** the arrangements between you and your principal are not designed to facilitate tax evasion or tax fraud.

c) You will notify us promptly in writing, in the event that any of the above representations and warranties are inaccurate or are breached in any way.

6. LOSS OR DAMAGE TO PROPERTY

a) [***] accepts liability for any physical loss or damage to the Property from the time that [***] takes custody or control of the Property until either: (i) the Property is collected by or delivered to the buyer; or (ii) the Property is returned to you, if unsold, following the expiry of the Term. Our maximum liability is limited to an amount up to but not exceeding the Net Sale Price.

b) [***] shall not be responsible for physical loss or damage resulting from the following causes: (i) inherent defects in the Property; (ii) humidity or change of weather or other atmospheric conditions not within our control; (iii) damage caused by mechanical fault or breakdown (if applicable); (iv) expected wear and tear; (v) damage caused by war or radioactive contamination; (vi) damage occurring while the Property is in the care or custody of a restorer (vii) damage occurring while the Property is in the care or custody of shipping and packing agents retained by you (even if recommended by [***]); or (viii) other causes referenced in any loss, damage liability policy published on our web site from time to time.

c) You confirm that while the Property remains in your possession or under your control, it is insured with a highly rated insurer in all appropriate respects to a value in excess of the Net Sale Price.

7. PAYMENT OF SALE PROCEEDS & OWNERSHIP

a) If the Property is sold, we will deduct from the Purchase Price our commission and any sale expenses (inclusive of applicable taxes) payable by you as referenced in Part 1 ("**Sale Expenses**") and pay you the resulting sale proceeds ("**Net Sale Proceeds**").

b) Ownership in the Property and right to possession will pass to the buyer when (i) we receive their payment of the total Purchase Price, inclusive of applicable taxes and charges payable by the buyer, in full and cleared funds; and (ii) we are satisfied the Conditions Precedent have been met.

c) We will send you the Net Sale Proceeds within five (5) business days after (i) we have received full payment of the Purchase Price from the buyer in cleared funds; and (ii) provided the Conditions Precedent have been met.

d) You acknowledge that once ownership of the Property has passed, the buyer may deal with the Property in whatever manner they chose and without restriction from you.

e) You agree that [***]: (i) is not responsible to you for the buyer's inability or refusal to pay for any reason; (ii) does not guarantee that payment will be received from the buyer; and (iii) has no obligation to sue or make other collection efforts if the buyer does not pay; provided, however, that [***] will not waive any of your rights against a defaulting purchaser.

f) We shall not release to Property to the buyer, or any other party, until we have received full payment of the Purchase Price in cleared funds.

8. TAXES

a) You will provide us with all necessary information in relation to the tax status of the Property and your residence for tax purposes.

b) If you are a UK or European Union VAT registered seller (i) you will provide the VAT information requested in this Agreement and confirm it is accurate and (ii) if the Property is sold whilst it is in the UK or Europe, unless you instruct us otherwise, we will sell the Property under Margin Scheme rules. If the Property is sold under Margin Scheme rules, you confirm that the Property qualifies for sale under the Margin Scheme and you have not applied any input VAT to the Property.

c) [OMIT]

d) You are responsible for paying any goods, sales, use, consignment, services or other value added taxes or duties at the rate and time required by applicable law, unless otherwise agreed in this Agreement. We may withhold relevant tax amounts from the Net Sale Proceeds and pay these taxes on your behalf if we are required by law. If we have to pay any taxes, duties or other amounts on your behalf, you must refund us the full amount and any related costs and expenses when we ask you to.

e) If you are a "U.S. person", as defined under the US Internal Revenue Code of 1986 (the "IRC"), [***] is required to file an informational Form 1099-K report with the Internal Revenue Service (the "IRS"). If our payments to you in settlement of this Agreement are equal to or greater than Six Hundred US Dollars (USD$600), we must report: (i) the gross amount of all reportable payments made to you under this Agreement; and (ii) your name, address, and your taxpayer identification number. After the completion of a calendar year, we shall provide you with a copy of the Form 1099-K applicable to transactions that occurred under this Agreement in such calendar year. You shall have fourteen (14) days from our delivery of such Form 1099-K to you to provide us with any comments or corrections you may have. If we do not receive any comments or corrections from you within such fourteen (14) day period, such non-response shall constitute a representation by you that all information contained in the Form 1099-K is true and accurate to the best of your knowledge.

f) You hereby agree that:

   (i) you will timely provide [***] with either the applicable completed IRS forms and any other related documentation we may require to satisfy our Form 1099-K reporting obligations;

   (ii) you will provide [***] with either IRS Form W-9 (if you are a US person under the IRC) or an IRS W-8 form (if you are not a US person under the IRC, which can be found on the IRS website at https://www.irs.gov/forms-instructions (the "Form");

   (iii) in the event you do not complete a Form or any other documentation we request from you which is related to our obligation to file Form 1099-K: (x) [***] may delay payment to you of any Net Sale Proceeds; and (y) [***] will be entitled to withhold any U.S. federal taxes due on any payment made to you as may be required by law; and

   (iv) if [***] does not receive any comments or corrections from you to any Form 1099-K provided to you within the fourteen (14) day period described in subparagraph (a) above, such non-response by you shall constitute a representation by you that all information contained in any such Form 1099-K is true and accurate to the best of your knowledge.

9. CANCELLATION OF SALE

a) [***]may cancel a sale of the Property if: (i) we reasonably determine the buyer is entitled to cancel the sale because the Property is not authentic; (ii) any of your representations or warranties are materially inaccurate or misleading in a manner that cannot reasonably be cured within ten (10) business days; (iii) we reasonably determine that selling the Property places us or you under any liability or is damaging to our reputation ; or (iv) the Conditions Precedent have not been met.

b) You accept and agree that under the terms of the written purchase agreement with the buyer of the Property from [***], [***] will offer the buyer a limited, non-transferable right of rescission if within a period of five (5) years from the date of their purchase, they demonstrate to our reasonable satisfaction that the Property is not authentic.

c) If we cancel a sale of the Property and have already paid you, we will advise you in writing of the basis for cancellation, and you will repay us the Net Sale Proceeds within ten (10) days following our request once the Property has been returned to our custody and control from the buyer of record.

10. INDEMNITY & LIMITATION OF LIABILITY

a) You will indemnify us and the buyer of record for the Property from and against all costs, claims, damages and reasonable attorney's fees and/or disputes arising from or related to: (i) your material breach or alleged material breach of the representations and warranties in the paragraph above titled *Your Representations and Warranties; and/or* (ii) the accuracy of the VAT information (if applicable) given by you; and/or (iii) your obligations under paragraph 5 (c). . Your liability under this paragraph will continue after the Property has been sold.

b) To the fullest extent permitted by law, [***] will not be liable to you for: (i) any errors or omissions, whether orally or in writing, or in respect of information provided by us in connection with a sale of the Property, unless any such error or omission is the result of fraud or fraudulent misrepresentation; or (ii) any indirect, special, incidental or consequential losses or damages (including lost profits or interest) incurred as a result of entering into this Agreement.

11. [***] liability to you under this Agreement is limited as set out in *Loss and Damage to Property* above in respect of physical loss or damage to the Property and otherwise to an amount not exceeding the amount of [***] Commission.

11. EVENTS BEYOND OUR CONTROL AND TERMINATION

a) [***] will not be responsible if for reasons beyond our control, we fail to meet our obligations under this Agreement. Such circumstances include strike, lockout, adverse weather, flood, storm, earthquake, subsidence and other natural disasters, failure and shortage of power supply, war, armed conflict, riot, civil unrest, terrorist action, nuclear and chemical contamination, epidemics, pandemics and travel bans or restrictions.

b) We may end this Agreement as it applies to the Property as a whole or to any individual item of Property immediately by giving you written notice if:

(v) [***] reasonably believes there is a material breach of your representations and warranties set out in this Agreement; there is doubt as to the authenticity, authorship or attribution of the Property; **(vi)** there is doubt as to your ownership of the Property, or your authority to sell it. or the Property's provenance of the Property which you have confirmed to [***]

(vii) the Property is damaged or not in the same condition as when [***] took custody and control of the Property;

(viii) a hidden defect or restoration is discovered prior to the sale which was not reasonably apparent when [***] agreed to sell it;

(ix) offering the Property for sale could be illegal or expose you, [***] or the Buyer to legal action or reputational damage; or

(x) other just cause exists which cannot be reasonably cured within ten (10) business days.

12. PRIVACY

a) You acknowledge and understand that we may process your personal data (including potentially special category data) in accordance with our privacy policy as published at [***] or available by emailing [***].

b) Our privacy policy sets out:

i) the types of personal data we will or may collect and process;

ii) the purposes for which we will or may process your personal data (including for example the provision of auction, private sale and related services; the performance and enforcement of these terms and conditions; the carrying out of identity and credit checks; keeping you informed about upcoming auctions, exhibitions and special events; and generally where reasonably necessary in the management and operation of our business);

iii) the lawful bases on which we rely in undertaking our processing of your personal data;
iv) your rights in respect of our processing of your personal data; and
v) various other information as required by applicable laws.

13. MISCELLANEOUS

a) *Entire Agreement:* This Agreement forms the entire agreement between you and [***] and supersedes all prior written, oral or implied understandings, representations and agreements between you and [***] regarding the private sale of the Property.

b) *Invalidity*: If any part of this Agreement is held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement will remain in full force and effect.

c) *Retention*: We may also retain the Property for a reasonable period if (i) we become aware of anyone claiming an ownership interest in the Property; (ii) we have reason to believe it is not authentic; or (iii) if we are required by law or regulation to do so.

d) *Introductory Commission:* [***] reserves the right to pay an introductory commission out of our Commission to one or more third parties for assisting us in the sale of the Property. We will advise you in writing if we do so.

e) *Confidentiality:* You and we agree to keep the terms of this Agreement confidential unless otherwise required by law. Notwithstanding the foregoing, Masterworks may disclose the terms of this Agreement in reports filed with the United States Securities Exchange Commission, but solely to the extent required to comply with applicable law.

f) *Counterparts:* Each of us may sign this Agreement by way of separate documents which taken together will constitute one and the same signed Agreement

14. LAW & DISPUTES

Except in the situations referenced in i) below, English law will apply to this Agreement and any sales of Property transacted through [***] and the English courts will deal exclusively with any Claims arising out of or in connection with this Agreement ("**Claims**"). You agree that we will have the right to bring proceedings against you in any other court.

In the following situations the applicable law and competent court will be determined as follows:

i) New York law will apply to any sales of Property transacted through [***] and the New York courts will deal exclusively with any Claims arising from such transactions or whilst the Property is in the care, custody or control of [***].

ACCEPTED AND AGREED:

MASTERWORKS GALLERY LLC as Agent for Masterworks Cayman, SPC, a Segregated Portfolio Company, on behalf of its 027 Segregated Portfolio

By:

Name: Masterworks Gallery LLC as Agent for Masterworks Cayman, SPC, a Segregated Portfolio Company, on behalf of its 027 Segregated Portfolio

Signatory: ______________________________
PLEASE PRINT
Title: ______________________________
PLEASE PRINT

Date:

[***]

By:

Name:

Title:

Date:

Acting for itself and as agent for:

[***]

Please sign, date and return this document to [***] and retain a copy for your records.

PROPERTY SCHEDULE

Object Number	Property Description	Net Sale Price *(before deduction of any applicable Sale Expenses or taxes)*
[***]	Pierre Soulages *Peinture* 181 x 91 cm, 7 avril 2007, 2007 Acrylic on canvas Signed and dated 'SOULAGES "Peinture 181 x 91 cm" 7 avril 2007' on the reverse 71.25 x 31.87 in.	USD[***]

PAYMENT INSTRUCTION

Seller : Masterworks Gallery LLC as Agent for Masterworks Cayman, SPC, a Segregated Portfolio Company, on behalf of its 027 Segregated Portfolio

Contract Number: [***]

Seller Address: 225 Liberty Street, 29th Floor
New York, NY 10281

Client Number: [***]

Contract Date: 18 January 2023

This document authorises funds to be transferred to the account details below (please note that we can only send payment to our seller record). Net sale proceeds will be paid by bank transfer to the account specified below and in the currency of the transaction specified in the Private Sale Seller Agreement, unless otherwise agreed with [***] in writing. Please be advised that [***] is only responsible for our own bank charges and not those of the beneficiaries/correspondent bank charges.

Wire Transfers	
Beneficiary Bank Name:	
Beneficiary Bank Address:	
Beneficiary Bank Post Code/Zip:	
Beneficiary Account Name:	**Masterworks Gallery LLC as Agent for Masterworks Cayman, SPC, a Segregated Portfolio Company, on behalf of its 027 Segregated Portfolio**
Beneficiary Bank Account Number:	

Beneficiary Account BIC/SWIFT Code:	
Beneficiary Account Sort Code	
Beneficiary Account IBAN Number	
Beneficiary ABA Number (ONLY FOR USA to USA BANKS):	
Please provide preferred routing bank details (as recommended by your account holding bank):	
Special Instructions:	
Reference:	

☐I **am** a US Person under the IRS definition for 1099-K filings (please next page for IRS details) OR ☐I am **NOT** a US Person under the IRS definition for 1099-K filings (please see next page for IRS details)	
Signed **Masterworks Gallery LLC as Agent for Masterworks Cayman, SPC, a Segregated Portfolio Company, on behalf of its 027 Segregated Portfolio**	

Appendix: Notice to all Consignors of Updated US Tax reporting requirements.

- Effective January 1, 2022, the US Internal Revenue Code[1]("IRC") requires auction houses to file an annual informational Form 1099-K that reports the sale proceeds paid and services given to "U.S. persons" under their seller's consignment agreements. [***] is not required to file this 1099-K report for non-U.S. persons.
- A U.S. person is any (i) U.S. citizen residing in any country worldwide and any non-U.S. citizen granted permanent residence in the United States; (ii) person, regardless of their nationality, substantially residing

in the United States or its territories; (iii) any corporation, partnership or other entity organized under the laws of any State of the United States and (iv) any trust (a) primarily supervised by a U.S. court and (b) administered by a U.S. person controlling all substantial decisions for the trust .

- [***] must report all consignment settlement payments made to U.S. persons in the prior calendar year that equal or exceed Six Hundred US Dollars (US $600). Other required information includes: the U.S. person's name, their address, and their U.S. taxpayer identification number.
- In order to confirm your status to us as either a U.S. person or a non-U.S. person, please fully complete the correct form which is either a: (i) W-9 for U.S. persons; or (ii) a W-8 for non-U.S. persons. Please see the chart below that may help you distinguish which form you choose to use for this purpose. These forms will be kept confidential. We are not required to file these forms with the IRS.
- You must provide us with a copy of your W-9 or W-8 prior to your consignment's Settlement Date. We will not remit your Net Sale Proceeds due to you until you have done so. Please see below for a general description of each type of form that may be used for this purpose and to determine which one you should use.

Form Name	General Description of who the form applies to*
W-9	An individual or entity that is a citizen or resident in the US for tax purposes W-9: https://www.irs.gov/pub/irs-pdf/fw9.pdf
W-8BEN	An individual who is not a tax resident in the US and is the beneficial owner of income. (Not used by entities). W-8BEN:https://www.irs.gov/pub/irs-pdf/fw8ben.pdf
W-8BEN-E	An entity that is not a tax resident within the US and is the beneficial owner of income. (Not used by individuals) W-8BEN-E:https://www.irs.gov/pub/irs-pdf/fw8bene.pdf
W-8ECI	An entity that receives income connected with the conduct of a trade or business in the US W-8ECI:https://www.irs.gov/pub/irs-pdf/fw8eci.pdf
W-8EXP	A foreign government, international organization, foreign central bank of issue, foreign tax exempt organization, foreign private foundation, or government of a US possession. W-8EXP:https://www.irs.gov/pub/irs-pdf/fw8exp.pdf
W-8IMY •	An entity acting as an Intermediary or flow-through W-8IMY:https://www.irs.gov/pub/irs-pdf/fw8imy.pdf

[1]Please refer to Internal Revenue Code of 1986, as amended, section 6050W for full details on the reporting requirements.

For further questions you may have about this process, please see the FAQ sheet that has been added to this communication.

**This document does not constitute tax advice. You should consult with your own tax advisor to identify and complete the appropriate tax form. IRS tax forms and detailed instructions are available on the IRS website located at https://www.irs.gov/forms-instructions*

1099-K Information Reporting: Frequently Asked Questions

All auction houses must file an annual Form 1099-K informational report to the Internal Revenue Service ("**IRS**") concerning transactions conducted on behalf of buyers and sellers of goods and services. [***], and each of our worldwide affiliates ("[***]", "**we**", "**our**"), are subject to this reporting obligation.

This FAQ describes (i) the persons for whom we must file a Form 1099-K; (ii) what information we are obligated to report on a Form 1099-K; (iii) how we may collect the information required for such form; and (iv) what notice we will provide to you prior to the filing of such form.

We note that while [***] will prepare the annual Form 1099-K, and we provide you with a copy of the form for your

review prior to it being filed with the IRS, we are not your tax advisor, and you should always seek advice from your tax advisor first with respect to any questions you may have about this process.

1. What is the purpose of the Form 1099-K?

The 1099-K form is not to report any taxes due or collected. The form is only meant to collect information on transfers of funds so that the IRS may monitor suspected underreporting of income. The IRS primarily uses the form to ensure that income is not underreported on the income tax returns of people who have less conventional income streams (for example, freelance workers).

2. **Why am I hearing about this now? Is this a new reporting requirement?**

Prior to January 1, 2022, auction houses only had to file a Form 1099-K when the auction house: (i) transferred more than $20,000 to a payee; and (ii) made an aggregate number of 200 payments to that payee in a calendar year. This reporting threshold, known as a de minimis rule, greatly limited the number of instances in which an auction house had to file a Form 1099-K.

However, effective as of January 1, 2022, the IRS altered the de minimis threshold and now we must report *any payment* to a U.S. person in settlement of a consignment in amounts that exceed $600. To be clear, this wider reporting obligation applies to payments made on or after January 1, 2022. It does not apply to any payments we have made to you prior to January 1, 2022.

3. How do I know if I am a person for whom [***] **must file a Form 1099-K?**

[***] must file a Form 1099-K for any reportable payments made to U.S. persons only. A U.S. person for tax purposes means: (i) any U.S. citizen residing in any country worldwide and any non-U.S. citizen granted permanent residence in the United States; (ii) any person, regardless of their nationality, substantially residing in the United States or its territories; (iii) any corporation, partnership or other entity organized under the laws of any State of the United States and (iv) any trust (a) primarily supervised by a U.S. court and (b) administered by a U.S. person controlling all substantial decisions for the trust.

[***] is not required to file the form for payments to persons or entities who are not U.S. persons. However, prior to making a payment to a non-U.S. person payee, we must have documentation that we can rely upon to ensure the payment is not being made to a U.S. person in order for us to not have to report that payment to the IRS.

If we do not have the appropriate documentation from you in our files, we will withhold our payment to you of the Net Sale Proceeds until you have provided us with this documentation.

4. What is reported on a Form 1099-K?

Form 1099-K requires us to provide the name, address, and taxpayer identification number of each U.S. person payee. In addition, we must report the gross amount of all reportable payments made to each U.S. person in a calendar year.

Under the IRC, settlements payments of both auction and private sale consignment are reportable. We must report the gross amount which may include fees we have charged to you (such as seller's commission and/or sale expenses), so the reported gross amount may not exactly match the net amount of money actually remitted to you.

The amount is reported on the form is aggregated by month and year. For instance, if we issue three installment payments to you for a sale of a painting, two of which occur in the same month, the payments which occur in the same month would be aggregated on the form and the other will be in the other month noted.

5. What will [***] **request of me in order to properly file any necessary Form 1099-K's?**

In order to determine if we are required to file a 1099-K report, we must confirm if you are or are not a U.S. person. If you are a U.S. person, we must report payments made to you; we do not have a reporting obligation if you are not a U.S. person.

All consignors must submit to us a complete d IRS Form W-9 or W-8 if we don't already have your current Form in our records. Generally, U.S. persons will submit a W-9 form to us and non-U.S. persons will submit the applicable W-8 form to us as set out in the chart below. A properly filled out form will ensure that we only file a 1099-K Report with the IRS for U.S. person transactions.

Form Name	General Description of who the form applies to*
W-9	An individual or entity that is a citizen or resident in the US for tax purposes W-9: https://www.irs.gov/pub/irs-pdf/fw9.pdf

W-8BEN	An individual who is not a tax resident in the US and is the beneficial owner of income. (Not used by entities). W-8BEN: https://www.irs.gov/pub/irs-pdf/fw8ben.pdf
W-8BEN-E	An entity that is not a tax resident within the US and is the beneficial owner of income. (Not used by individuals) W-8BEN-E: https://www.irs.gov/pub/irs-pdf/fw8bene.pdf
W-8ECI	An entity that receives income connected with the conduct of a trade or business in the US W-8ECI: https://www.irs.gov/pub/irs-pdf/fw8eci.pdf
W-8EXP	A foreign government, international organization, foreign central bank of issue, foreign tax-exempt organization, foreign private foundation, or government of a US possession. W-8EXP: https://www.irs.gov/pub/irs-pdf/fw8exp.pdf
W-8IMY	An entity acting as an Intermediary or flow-through W-8IMY: https://www.irs.gov/pub/irs-pdf/fw8imy.pdf

**This does not constitute tax advice. You should consult with your own tax advisor to identify and complete the appropriate tax form. IRS tax forms and detailed instructions are available on the IRS website located at https://www.irs.gov/forms-instructions*

6. How do I get the proper Form W-9 or W-8 to [***]?

For the W-9 form, please direct your browser to the following link https://www.irs.gov/pub/irs-pdf/fw9.pdf and fully complete the W-9 form and return it to your [***] contact.

For the W-8 form, please determine the correct form (using the matrix above or by going to: https://www.irs.gov/forms pubs/about-form-w-8 for additional information), download it, complete it and then send it back to your [***] contact.

W-8BEN: https://www.irs.gov/pub/irs-pdf/fw8ben.pdf
W-8BEN-E: https://www.irs.gov/pub/irs-pdf/fw8bene.pdf
W-8ECI: https://www.irs.gov/pub/irs-pdf/fw8eci.pdf
W-8EXP: https://www.irs.gov/pub/irs-pdf/fw8exp.pdf
W-8IMY: https://www.irs.gov/pub/irs-pdf/fw8imy.pdf

7. Will I have an opportunity to review the Form 1099-K that [***] reports for any reportable payments made to me?

If [***] must file a Form 1099-K for any reportable payments made to you, [***] will provide you with a completed Form 1099-K on or before January 31 of the calendar year after which such payment is made. You will have fourteen (14) days to review the return and confirm the accuracy of all information reported therein. You are required to notify us if there is any change in your identifying information that we must report on the Form 1099-K.